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                                                                   EXHIBIT 3-1.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                       OF

                             AMERIGON INCORPORATED



        Lon E. Bell and Joshua M. Newman certify that:

        1. They are the duly elected and acting Chairman of the Board and Secretary, respectively, of Amerigon Incorporated, a California corporation (the "Corporation").

        2. Article III, paragraph (1) of the Corporation's Amended and Restated Articles of Incorporation are amended to read as follows:

        "(1) The total number of shares which the corporation is authorized to issue is 48,000,000, of which 40,000,000 shall be Class A Common Stock, without par value, 3,000,000 shall be Class B Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value."

        3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

        4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law; the total number of outstanding shares of the Corporation is 7,068,500; the number of shares voting in favor of the amendment equaled or exceeded the vote required; and the percentage vote required was more than 50% of the outstanding shares.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Executed at Monrovia, California, on November 27, 1996.



                                             /s/ Lon E. Bell
                                            ------------------------------------
                                            Lon E. Bell



                                             /s/ Joshua Newman
                                             -----------------------------------
                                             Joshua M. Newman